UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2017

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Emerging Growth Company    ☐

Section 4-	Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountants

(A)          Previous Independent Registered Public Accounting Firm.

Effective December 6, 2017, the Company dismissed Anton & Chia, LLP (“AntonChia”) as the Company’s certifying auditors. During the period of engagement from January 1, 2010 through December 6, 2017 the auditor’s reports issued by AntonChia did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and AntonChia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of AntonChia, would have caused AntonChia to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided AntonChia with a copy of the disclosures in this report and the Company requested a letter from AntonChia addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this report.

(B)          New Independent Registered Pubic Accounting Firm.

As of the date of this Report, the Company has not engaged a new certifying auditor. At the time a new certifying auditor has been appointed, the Company will file an appropriate report on Form 8-K.

Section 9-	Financial Statements and Exhibits

Exhibits

16.1	Letter from Anton & Chia, LLP dated December 6, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN ENERGY CORPORATION.
Dated: December 7, 2017	By: /s/ Geoffrey L. Brown President